UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Merritt 7 PH Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 997-3337

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On December 5, 2025, upon the listing of Reed’s, Inc.’s (the “Company’s”) common stock, par value $0.0001 per share (“Common Stock”), on the NYSE American LLC (the “NYSE American”), the Company’s Second Amended and Restated Bylaws (the “Bylaws”) became effective. Among other things, the amendments effected by the Bylaws:

●	enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and the submissions of proposals regarding other business at stockholder meetings, including by (i) requiring any stockholder submitting a nomination notice to make a representation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to provide reasonable evidence that certain requirements of such rule have been satisfied and (ii) the nomination of each proposed director nominee other than the Company’s nominees be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder subsequently fails to comply with the requirements of Rule 14a-19 under the Exchange Act;

●	expressly permit stockholders and proxyholders who are not physically present at a meeting to attend such a meeting by means of remote communication;

●	eliminate the former requirement that the list of stockholders entitled to vote at a stockholder meeting also be made available during the actual meeting;

●	address adjournment of stockholder meetings relying on remote communication due to a technical failure;

●	enhance the provisions related to indemnification of directors and officers of the Company; and

●	make various other updates, including technical, modernizing and clarifying changes.

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is incorporated by reference herein as Exhibit 3.1.

Item 8.01.	Other Events.

Underwritten Public Offering

On December 4, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to sell and issue to the Underwriters, in a public offering (the “Offering”), an aggregate of (i) 2,500,000 shares of Common Stock and (ii) warrants to purchase up to 2,500,000 shares of Common Stock. The Offering closed on December 8, 2025. Each share of Common Stock and accompanying warrant to purchase one share of Common Stock were sold together at a combined public offering price of $4.00 less underwriting discounts and commissions. Additionally, the Company granted the Underwriters a 45-day option (the “Overallotment Option”) to purchase up to an additional 375,000 shares of Common Stock and/or warrants at the public offering price, less underwriting discounts and commissions.

On December 5, 2025, the Underwriters notified the Company of their determination to partially exercise the Overallotment Option for warrants to purchase an aggregate of 375,000 shares of Common Stock. All of the securities in the Offering were sold by the Company.

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The net proceeds to the Company from the Offering, including the partial exercise of the Overallotment Option, were approximately $9.0 million, after deducting underwriting discounts and commissions and certain offering expenses. The Company currently intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, to fund growth initiatives, working capital and other general corporate purposes, which may include repayment of debt.

Each warrant issued in the Offering has an exercise price per share of Common Stock equal to $4.50, subject to certain adjustments. The warrants are immediately exercisable upon issuance and will expire on December 8, 2030 (the “Expiration Date”), provided that the holder will be prohibited, subject to certain exceptions, from exercising the warrant for shares of the Company’s Common Stock to the extent that immediately after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99% (as elected by the holder) of the total number of shares of the Company’s Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ prior notice from the holder to the Company subject to the terms of the warrants. If, and only if, there is no effective registration statement at the time of exercise, the warrants may be exercised cashlessly.

D&D Source of Life Holding Ltd., the controlling stockholder of the Company, and its affiliated entities purchased approximately $5.0 million of securities issued in the Offering at the public offering price.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-291443) that was declared effective by the Securities and Exchange Commission on December 4, 2025 and a prospectus dated December 4, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement and the warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement and Form of Warrant to Purchase Common Stock, which are attached as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and incorporated by reference herein. A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Uplisting to NYSE American Stock Exchange

In connection with the Offering, the Company’s Common Stock was approved for listing and began trading on the NYSE American on December 5, 2025. Upon effectiveness of the listing on the NYSE American, trading of the Common Stock on the OTC Markets’ OTCQX Best Market terminated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

1.1	Underwriting Agreement, dated December 4, 2025, by and between Reed’s, Inc. and A.G.P./Alliance Global Partners as representative of the Underwriters.
3.1	Second Amended and Restated Bylaws of Reed’s, Inc.
4.1	Form of Warrant to Purchase Common Stock dated December 8, 2025.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reed’s, Inc.

Date: December 8, 2025	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer

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